As filed with the Securities and Exchange Commission on March 19, 2012

Registration No. 333-179556

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caesarstone Sdot-Yam Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	3281	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Caesarstone Sdot-Yam Ltd.

Kibbutz Sdot Yam

MP Menashe, 37804

Israel

+972 (4) 636-4555

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Caesarstone USA, Inc.

6840 Hayvenhurst Ave. Suite 100

Van Nuys, California 91406

(818) 779-0999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Amir Halevy, Adv. Perry Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. One Azrieli Center Tel Aviv 67021, Israel Tel: +972 (3) 607-4444 Fax: +972 (3) 607-4470	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel: (212) 735-3000 Fax: (212) 735-2000	Avraham Well, Adv. Ronald Lehmann, Adv. Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch Street Tel Aviv 64731, Israel Tel: +972 (3) 694-4111 Fax: +972 (3) 609-1116	Guy Hadar, Adv. Eitan Mehulal & Sadot 10 Abba Eban Blvd. PO Box 2081 Herzlia 46120, Israel Tel: +972 (9) 972-6000 Fax: +972 (9) 972-6001

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the amended exhibits indicated in Item 8 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8. Exhibits and financial statement schedules.

(a) The Exhibit Index is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

II-3

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of MP Menashe, Israel on this 19th day of March, 2012.

CAESARSTONE SDOT-YAM LTD.

By:	/S/ YOSEF SHIRAN
Name: Yosef Shiran
Title: Chief Executive Officer

Power of attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ YOSEF SHIRAN Yosef Shiran	Chief Executive Officer (Principal Executive Officer)	March 19, 2012

/S/ YAIR AVERBUCH Yair Averbuch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2012

* Maxim Ohana	Chairman of the Board	March 19, 2012

* Dori Brown	Director	March 19, 2012

* Yonathan Melamed	Director	March 19, 2012

Signatures	Title	Date

* Moshe Ronen	Director	March 19, 2012

* Oded Goldstein	Director	March 19, 2012

* Ariel Halperin	Director	March 19, 2012

* Eitan Shachar	Director	March 19, 2012

* Boaz Shani	Director	March 19, 2012

* Shachar Degani	Director	March 19, 2012

* Gal Cohen	Director	March 19, 2012

Caesarstone USA, Inc.		Authorized Representative in the United States

By:	/S/ YOSEF SHIRAN		March 19, 2012
Name:	Yosef Shiran
Title:	Authorized Signatory

By:	/S/ YAIR AVERBUCH		March 19, 2012
Name:	Yair Averbuch
Title:	Authorized Signatory

*By:	/S/ YOSEF SHIRAN
Name:	Yosef Shiran
Title:	As Attorney-In-Fact

Exhibit index

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

2.1	Share Purchase Agreement by and among U.S. Quartz Products, Inc., the Registrant, the shareholders of U.S. Quartz Products, Inc. listed on Schedule I thereto and Joseph Saliah, as the shareholders’ representative, dated May 18, 2011*

3.1	Memorandum of Association of the Registrant¥*

3.2	Articles of Association of the Registrant¥*

3.3	Form of Amended and Restated Articles of Association of the Registrant to become effective upon closing of this offering*

4.1	Form of specimen share certificate*

5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)*

10.1	Land Purchase Agreement and Leaseback, by and between Kibbutz Sdot-Yam and the Registrant, dated March 31, 2011*¥

10.2	Addendum, dated February 13, 2012 to the Land Purchase Agreement and Leaseback, by and between Kibbutz Sdot-Yam and the Registrant, dated March 31, 2011*¥

10.3	Lease agreement for Bar-Lev Industrial Park, by and between the Registrant and the Israeli Lands Administration, dated June 6, 2007*¥

10.4	Agreement by and between Mikroman Madencilik San ve TIC.LTD.STI and the Registrant, dated September 27, 2010†¥

10.5	Addendum, dated February 6, 2012 to the Agreement by and between Mikroman Madencilik San ve TIC.LTD.STI and the Registrant, dated September 27, 2010†¥

10.6	2011 Incentive Compensation Plan*

10.7	Form of Indemnification Agreement*

10.8	Land Use Agreement, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

10.9	Addendum, dated February 13, 2012 to the Land Use Agreement, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

10.10	Manpower Agreement, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

10.11	Services Agreement, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

10.12	Addendum, dated February 13, 2012 to the Services Agreement, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

10.13	Agreement for Arranging Additional Accord, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

Exhibit No.	Description

10.14	Addendum, dated February 13, 2012 to the Agreement for Arranging Additional Accord, by and between Kibbutz Sdot-Yam and the Registrant, dated July 20, 2011*¥

10.15	Registration Rights Agreement, by and among the Registrant, Kibbutz Sdot-Yam, Tene Quartz Surfaces Investments Limited Partnership and Tene Quartz Surfaces Investments (Parallel) Limited Partnership, dated July 21, 2011*

10.16	Extension of Registration Rights Agreement, by and among the Registrant, Kibbutz Sdot-Yam, Tene Quartz Surfaces Investments Limited Partnership and Tene Quartz Surfaces Investments (Parallel) Limited Partnership, dated February 13, 2012*

10.17	Tene Non-Compete Commitment, dated July 18, 2011*¥

10.18	Addendum, dated February 7, 2012 to the Tene Non-Compete Commitment, dated July 18, 2011*¥

10.19	Reimbursement Agreement, dated January 4, 2012, by and between the Registrant and Kibbutz Sdot-Yam*¥

21.1	List of subsidiaries of the Registrant*

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global*

23.2	Consent of Grant Thornton Audit Pty Ltd.*

23.3	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)*

23.4	Consent of Freedonia Custom Research, Inc.*

23.5	Consent of Laor Consulting and Investments Ltd.*

23.6	Consent of Variance Economic Consulting Ltd.*

24.1	Power of Attorney (included in signature page to Registration Statement)*

24.2	Power of Attorney of Gal Cohen*

99.1	Consent of Irit Ben-Dov to be named as a director nominee*

99.2	Consent of Ofer Borovsky to be named as a director nominee*

*	Previously filed.

¥	English translation of original Hebrew document.

†	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. These portions have been filed separately with the Securities and Exchange Commission.